EXHIBIT 99.9

JOINT FILING AGREEMENT

                    Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned beneficial owners of shares of Interleukin Genetics, Inc. ("Interleukin") hereby agree to file with the Securities and Exchange Commission joint Schedules 13D and any amendments thereto with respect to the Interleukin securities owned by them. The undersigned agree that such filings are filed on behalf of each and all of them. Each of the undersigned agrees that it shall be responsible for the accuracy and completeness of the information concerning it contained in such filings.

                    This agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Dated: September 24, 2004	PYXIS INNOVATIONS INC.

By:
Michael A. Mohr, Secretary

Dated: September 24, 2004	ALTICOR INC.

By:
Michael A. Mohr, Vice President and Secretary

Dated: September 24, 2004	ALTICOR HOLDINGS INC.

By:
Michael A. Mohr, Vice President and Secretary

Dated: September 24, 2004	ALTICOR GLOBAL HOLDINGS INC.

By:
Michael A. Mohr, Vice President and Secretary